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                                                                  EXHIBIT 2.2

                                                                  EXECUTION COPY


                                               ASSIGNMENT AGREEMENT


         This ASSIGNMENT AGREEMENT is made this 1st day of July, 1998 by and among Sentinel Capital Partners, L.P. ("Sentinel"), Sentinel Capital Partners II, L.P. ("Sentinel II"), Omega Partners, L.P. ("Omega"), Provident Financial Group, Inc. ("Provident"), Travelers Casualty and Surety Company ("Travelers I"), The Travelers Insurance Company ("Travelers II"), The Travelers Life and Annuity Company ("Travelers III") and The Phoenix Insurance Company ("Phoenix", and together with Sentinel II, Omega, Provident, Travelers I, Travelers II, and Travelers III, the "Assignees").

         WHEREAS, Sentinel, Romacorp, Inc. ("Romacorp"), NPC International, Inc., and NPC Restaurant Holdings, Inc. entered into a Recapitalization Agreement dated as of April 24, 1998 (the "Recapitalization Agreement"), pursuant to which, among other things, Sentinel agreed to purchase certain securities of Romacorp;

         WHEREAS, Section 13.3 of the Recapitalization Agreement provides that no party thereto may assign any of its rights or obligations thereunder without the prior written consent of the other parties thereto, except Sentinel may assign all or a portion of its rights under the Recapitalization Agreement to one or more Persons without the consent of the other parties thereto, provided that no such assignment will result in a release of any of Sentinel's obligations or liabilities under the Recapitalization Agreement; and

         WHEREAS, Sentinel desires to assign a portion of its rights under the Recapitalization Agreement to purchase the Purchase Shares pursuant to the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Assignment Agreement agree as follows:

         1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meaning assigned to such terms in the Recapitalization Agreement.

         2. Assignment. Pursuant to Section 13.3 of the Purchase Agreement, Sentinel hereby assigns a portion of its rights (the "Assignment") under the Recapitalization Agreement to purchase the Purchase Shares to the Assignees such that upon consummation of the Recapitalization Agreement the parties hereto shall purchase the Purchase Shares in the proportions set forth on Schedule A attached hereto. In conjunction with the Assignment, each of the Assignees (A) accepts (i) the obligation to pay the portion of the Equity Purchase Price allocable to the Purchase Shares which each such Assignee shall purchase and
(ii) the obligation to pay a proportionate amount (based on the number of Purchase Shares purchased) of any indemnification payments made by
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Sentinel pursuant to the Recapitalization Agreement, and (B) is assigned the right to be paid a proportionate amount (based on the number of Purchase Shares purchased) of any indemnification payments made by the NPC Group to the Investor Indemnitees pursuant to the Recapitalization Agreement; provided that nothing herein shall release Sentinel of any of its obligations or liabilities under the Recapitalization Agreement. Except as expressly provided herein, this Assignment Agreement shall not otherwise affect any of the rights or obligations of any of the parties to the Recapitalization Agreement.

         3.       Miscellaneous.

                  (a) GOVERNING LAW. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS, AND NOT THE LAWS OF CONFLICTS, OF THE STATE OF DELAWARE.

                  (b) Counterparts. This Assignment Agreement may be executed in one or more counterparts (including by means of telecopied signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

                                    * * * * *

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         IN WITNESS WHEREOF, the parties hereto have executed this Assignment
Agreement on the date first written above.

SENTINEL CAPITAL PARTNERS, L.P.

By       Sentinel Partners, L.P.
Its:     General Partner

By:      Sentinel Partners, Inc.
Its:     General Partner


By: /s/ David S. Lobel
Name: David S. Lobel
Title: Secretary


SENTINEL CAPITAL PARTNERS II, L.P.

By       Sentinel Partners II, L.P.
Its:     General Partner

By:      Sentinel Partners II, Inc.
Its:     General Partner


By: /s/ David S. Lobel
Name: David S. Lobel
Title: President & Secretary


OMEGA PARTNERS, L.P.



By:  /s/Michael J. Myers
Name:    Michael J. Myers
Title:   General Partner



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TRAVELERS CASUALTY AND SURETY
COMPANY


By: /s/ Craig H. Farnsworth
Name: Craig H. Farnsworth
Title: 2nd Vice President


THE TRAVELERS INSURANCE COMPANY


By: /s/ Craig H. Farnsworth
Name: Craig H. Farnsworth
Title: 2nd Vice President


THE TRAVELERS LIFE AND ANNUITY
COMPANY


By: /s/ Craig H. Farnsworth
Name: Craig H. Farnsworth
Title: 2nd Vice President


THE PHOENIX INSURANCE COMPANY


By: /s/ Craig H. Farnsworth
Name: Craig H. Farnsworth
Title: 2nd Vice President


PROVIDENT FINANCIAL GROUP, INC.


By:
Name:
Title:





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Acknowledged by:

Romacorp, Inc.



By: /s/ Robert B. Page
      Name: Robert B. Page
      Title: President


NPC International, Inc.



By:______________________
      Name:
      Title:


NPC Restaurant Holdings, Inc.



By:______________________
      Name:
      Title:



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                                   SCHEDULE A


NAME                                                                  PERCENTAGE
----                                                                  ----------

Sentinel Capital Partners, L.P.                                          22.222%

Sentinel Capital Partners II, L.P.                                       43.956%

Omega  Partners, L.P.                                                     0.637%

The Provident Financial Group, Inc.                                       0.593%

Travelers Indemnity Company                                               5.541%

Travelers Insurance Company                                               5.667%

Travelers Life & Annuity Company                                          0.630%

Phoenix Insurance Company                                                 0.756%


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